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                              START PAGE AGREEMENT

         This Agreement, dated as of April 20, 1999 (the "Effective Date"), is made by and between LookSmart, Ltd., a Delaware corporation with a principal place of business at487 Bryant Street, San Francisco, CA 94107 ("LOOKSMART"), and NetZero, Inc., a California corporation with a principal place of business at 31416 Agoura Road #150, Westlake Village, CA 91362 ("NETZERO").

                                    RECITALS

         WHEREAS LookSmart is the owner or licensee of certain Web services, including web guides, search engines, directories, community information services, and e-mail (collectively, the "LOOKSMART SERVICES"), which are accessible through the URL "www.looksmart.com" (the "LOOKSMART SITE");

         WHEREAS NetZero provides free dial up Internet access services (the "NETZERO ISP SERVICE") and operates an Internet site with a URL
"www.netzero.net" (the "NETZERO SITE");

         WHEREAS NetZero ISP subscribers log on to the Internet using NetZero's proprietary software (the "NETZERO SOFTWARE") which provides dial-up access and a window (the "ADVANTAGE WINDOW") which remains persistent during the subscriber's connection; and

         WHEREAS the parties would like to offer the LookSmart Services to subscribers of the NetZero ISP Service through a site designed to appear to NetZero ISP Service subscribers as an integrated co-branded part of the NetZero ISP Services and through a co-branded start page.

         NOW, THEREFORE, LookSmart and NetZero hereby agree as follows:

         1.       THE CO-BRANDED SITE AND SERVICES.

                  a. DEVELOPMENT OF THE CO-BRANDED SITE AND SERVICES. LookSmart and NetZero shall jointly design and create a co-branded version of the LookSmart Site (the "Co-branded Site") for NetZero's use in connection with the NetZero ISP Service. The parties shall take all necessary action to ensure the Co-branded Site is made available to NetZero's ISP subscribers on May 1, 1999. The Co-branded Site shall be created pursuant to the following provisions:

                           i. LookSmart shall, at no cost to NetZero, create, design and develop the appropriate portions of the Co-branded Site so that they include or link to appropriate branding material of both parties, including co-branded versions of the LookSmart Services (the "CO-BRANDED SERVICES") and a co-branded version of the LookSmart start page (the "CO-BRANDED START PAGE") pursuant to
         Section 1(b). NetZero acknowledges that certain pages within the Co-Branded Site may not contain NetZero branding material. The parties shall

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         use their commercially reasonable best efforts to complete the
         Co-branded Site within ten (10) business days of the execution of this Agreement.

                           ii. The Co-branded Site will have the look and feel similar to the NetZero.net Site.

                           iii. The parties shall cooperate with each other on creating, designing and developing all aspects of the Co-branded Site, including logo and link placements and the co-branded navigation bar to be displayed on the Co-branded Site and the Co-branded Services.

                  b. The Co-branded Start Page shall be created, designed and developed pursuant to the following provisions:

                           i. The Co-branded Start Page may include any of the following: (A) LookSmart directory of sites and all updates to such directory, (B) LookSmart key word search capabilities, (C) AltaVista search engine capabilities, (D) links and graphics to other NetZero products, (E) one or more of the following features offered by
         LookSmart: News, Sports, Weather, Horoscopes, Personals and Specialized searches (newsgroups, businesses, white pages), and (F) links to other LookSmart services and products.

                           ii. NetZero shall be entitled to offer content, buttons or other editorial product of its own choosing on the Co-branded Start Page; provided, however, that such content, buttons or editorial product (i) shall not exceed fifteen percent (15%) of the "above the fold" real estate of the Co-branded Start Page when displayed at full height on an 800x600 pixel resolution screen and (ii) shall not include any direct advertising for any services that directly compete with the products and services offered by LookSmart on the LookSmart Site, the BeSeen Site (located at www.beseen.com) or on the Co-branded Start Page. The foregoing shall not be construed to limit or restrict advertising for, or promotion of, NetZero ISP Services, or links to any NetZero hosted site or page.

                           iii. Subject to the foregoing, LookSmart shall have final approval of the Co-branded Site design, including the Co-branded Start Page design, which approval shall not be unreasonably withheld.

                  c. ADVERTISING. LookSmart will be responsible for all advertising related activities on all of the pages on the Co-branded Site and for all advertising related activities on the Co-branded Services. In no event shall LookSmart display advertising on the Co-branded Site or Co-branded Services for any internet access services (free or paid) which compete directly with NetZero ISP Service or for any company whose primary business is to provide internet access services.

                  d. HOSTING. LookSmart shall maintain, operate, host and serve, at no cost to NetZero, all of the Co-branded Services and those portions of the Co-branded Site for which LookSmart is responsible for selling advertising. NetZero shall maintain, operate, host and serve those portions of the Co-branded Site for which NetZero is


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responsible for selling advertising. In the event NetZero and LookSmart are jointly responsible for selling advertising as to a particular portion or page of the Co-branded Site, the parties shall mutually agree as to which party shall be responsible for maintaining, hosting, operating and serving such portion or page. The URL of the Co-branded Start Page will be substantially similar to "www.netzero.looksmart.com".

                  e. SEARCH PAGE. LookSmart shall, at no cost to NetZero, develop a co-branded search page (the "SEARCH PAGE") which will be linked to the LookSmart Site.

                  f. OBLIGATIONS OF NETZERO. Except as provided in Section 1(g) below and elsewhere herein, NetZero shall perform the following obligations during the Term:

                           i. NetZero shall configure all browser software (including compact disks, diskettes, and downloaded software) distributed by or on behalf of NetZero for the purpose of allowing NetZero's subscribers to access the NetZero ISP Service so that (a) the Co-branded Start Page will be the default and only start page for all NetZero ISP Service subscribers, (b) a bookmark will be set to the Co-branded Start Page and (c) the default search engine will be set to the Search Page.

                           ii. The Advantage Window will not contain (a) a search button which defaults to search or directory services which compete directly with LookSmart's search or directory services or (b) a start button which defaults to a start page similar to the Co-branded Start Page.

                           iii. NetZero shall provide a start button and search button on the AdVantage Window which link to the Co-branded Start Page and Search Page, respectively. The configuration of such buttons shall be substantially similar to that set forth in the graphic attached as Exhibit A hereto.

                  g. HARDWARE MANUFACTURERS. Notwithstanding anything to the contrary in this Agreement, NetZero shall not be restricted from entering into agreements with one or more computer hardware manufacturers and/or distributors or their affiliates for start pages, search pages, services or sites in connection with such manufacturers' or distributors' products. As such, the provisions of Section 1(f) above shall not apply with respect to any such agreements or the software distributed in connection with such agreements.

                  h. NetZero acknowledges that LookSmart may modify the Co-branded Site, including the Co-branded Start Page, from time to time without NetZero's consent if such modification does not adversely impact NetZero or the rights conferred on NetZero pursuant to this Agreement. As the Co-branded Start Page is something which is jointly created by the parties pursuant to Section 1 and changes to the Co-branded Start Page will impact NetZero's customers and will therefor impact NetZero, LookSmart agrees to provide NetZero with at least five (5) days prior written notice of any changes to the Co-branded Start Page which are to be implemented without NetZero's consent.


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                  i. Promptly following the payment referred to in Section 2(c )
below, NetZero shall create a hyperlink on NetZero's website to the Co-branded Site and LookSmart shall add NetZero to, and prominently display NetZero in, its ISP locator and shall take reasonable efforts to ensure that NetZero is the ISP of choice in results of searches on the LookSmart search engine in searches for ISPs.

                  j. As the Co-branded Site will not be operational until May 1, 1999, the restrictions on NetZero set forth herein shall not apply until such date.

                  k. This Agreement shall only apply to a version of the Co-branded Site designed primarily for an English speaking consumer and shall only apply to the NetZero ISP service in the United States of America. As such, the provisions of Section 1(f) above shall not apply with respect to agreements for sites, start pages, search pages, services or sites that are not primarily in the English language or the software distributed in connection with such agreements. Non-English language versions of start sites, search pages, services or sites shall not be covered by this Agreement in any respect. This Agreement shall not be construed as providing any limitations on either party's activities outside of the United States.

         2.       PAYMENTS.

                  a. Concurrent with the execution of this Agreement, LookSmart shall pay to NetZero One Million Dollars ($1,000,000.00).

                  b. Within five (5) business days after the date that the Co-branded Start Page is developed and accepted by both parties in writing (which acceptance shall not be unreasonably withheld and which shall be deemed to have occurred no later than the date Referrals commence), LookSmart shall pay to NetZero One Million Dollars ($1,000,000.00).

                  c. Within two (2) business days after such time that NetZero has delivered an aggregate of [***] Referrals (as defined below), LookSmart shall pay to NetZero Two Million Dollars ($2,000,000).

                  d. Each of the payments referred to in Sections 2(a), (b), and
(c) shall be deemed advance payments against any CPM Revenues due and payable to NetZero pursuant to Section 2(e).

                  e. LookSmart shall pay to NetZero [***]
per 1,000 Referrals (collectively, "CPM Revenues"); provided, should NetZero deliver more than [***] Referrals during the Term, the CPM Revenues shall be increased to [***] per 1,000 Referrals for any Referrals delivered in excess of [***]. The first Four Million
Dollars ($4,000,000.00) of CPM Revenues shall be deemed pre-paid pursuant to
Section 2(d). After NetZero delivers to LookSmart $4,000,000 worth of Referrals, LookSmart shall pay additional

*Confidential treatment is requested for confidential information enclosed in the brackets and underlined.


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CPM Revenues to NetZero on a monthly basis as set forth in the following sentence. Within twenty (20) days of the end of each month, LookSmart shall provide NetZero with information (as described in Section 3 below) regarding the Referrals and CPM Revenues generated by NetZero during the preceding month and the payment for such CPM Revenues. Delinquent payments shall accrue interest at an annualized rate of [10%]*. For the purposes of this Agreement, a "Referral" shall mean any instance that (i) the Co-branded Start Page is displayed to a NetZero ISP Service subscriber upon such subscriber's login to the NetZero ISP Service, (ii) the Co-branded Start Page is displayed to a NetZero ISP Service subscriber after such subscriber clicks through the start button in the AdVantage Window so long as such subscriber is not on a page within the Co-branded Site when clicking-through to the Co-branded Start Page or (iii) the Search Page is displayed to such subscriber after such subscriber clicks on the search button located in the AdVantage Window so long as such subscriber is not on a page within the Co-branded Site when clicking-through to the Search Page.

                  f. If NetZero fails to deliver at least [***]
Referrals during the [TWELVE (12) MONTHS] following the date of this Agreement for any reason other than a reason primarily attributable to LookSmart including, without limitation, LookSmart's failure to develop and operate the Co-branded Site as set forth herein.

                  g. NetZero shall promptly return to LookSmart a pro-rata portion of the advance payments made pursuant to Section 2(d) determined by multiplying the aggregate amount of any such advance payments by a ratio determined by dividing the number of actual Referral actually delivered by NetZero during such period by [***].

                  h. For the purposes of this Agreement, "Click Through Rate" ("CTR") shall mean the percentage of internet users that click through any advertising button, text, graphic or other material on a given web page after such graphic, button, text or material is displayed to such user. The CTRs for advertising campaigns displayed on the Start Page and Search Page (the "NetZero CTR") will be audited by LookSmart on a monthly basis. The CTRs for the same advertising campaigns displayed on the start page and search pages for all other ISP partner start pages and search pages (the "Industry CTR") will also be audited by LookSmart for the same period(s). The reference to campaign shall mean the same creatives for the same products displayed at the same times during the day or the night with the same frequency to the ad recipient. LookSmart agrees to deliver to NetZero in writing within fifteen (15) days of the end of each month a detailed summary of the NetZero CTR and the Industry CTR. In the event that the NetZero CTR for [MAY AND JUNE]* falls to a level below [75%]* of the Industry CTR during the same two months based on a statistically significant sampling, LookSmart and NetZero shall meet during the five (5) day period following the delivery of such data to develop a mutually acceptable strategy to increase the NetZero CTR. This strategy may include specific recommendations by NetZero as to how LookSmart can increase the NetZero CTR through targeted advertising or other methodologies used by NetZero. Such strategy shall include the use by LookSmart of the demographic data provided by

*Confidential treatment is requested for confidential information enclosed in the brackets and underlined.


                                                                               5

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NetZero under this Agreement. During the thirty (30) day period following the acceptance of such strategy by both parties, LookSmart agrees to use commercially reasonable efforts to implement the strategy. If the strategy fails to bring the NetZero CTR within [75%]* of the Industry CTR for such thirty (30) day period, then NetZero shall deliver to LookSmart additional Referrals free of charge, in quantity such that the proportion of the total number of Referrals to the number of paid Referrals is inversely proportional to the percentage of the Industry CTR represented by the NetZero CTR; provided, however, in no event shall NetZero be required to provide free Referrals for any month beyond the number that it would be required to provide under the preceding formula if the NetZero CTR were [50%]* of the Industry CTR (i.e., the maximum number of free Referrals as a result of a low comparative CTR in any month cannot exceed the number of paid Referrals in such month). Such free Referrals will be delivered in the month immediately following such period and before any Referrals are paid for or accrued to be paid for. Example: If NetZero sends [***] referrals to LookSmart in such sixty day period, and the NetZero CTR is 60%* of the Industry CTR then NetZero will provide [***] free Referrals in the following month before LookSmart begins to pay NetZero for additional Referrals. The comparison of the NetZero CTR with the Industry CTR shall be made during each remaining month of this Agreement, and the provisions of the preceding paragraphs will be applied. If the strategy agreed upon by NetZero and LookSmart serves to increase the NetZero CTR, then LookSmart shall use commercially reasonable efforts to implement such proposals to increase the NetZero CTR. In addition, if LookSmart receives free Referrals and if the NetZero CTR in any subsequent months exceeds the Industry CTR, then (based on the preceding formula for free Referrals), NetZero shall be credited with already having delivered that number of Referrals up to the total number of free Referrals delivered.

         3. REPORTING; AUDITING. LookSmart shall provide Netzero with monthly reports regarding the Referrals delivered, along with a statement of CPM Revenues relating to such Referrals, and such periodic reports as may reasonably requested by NetZero to confirm the NetZero CTR and the Industry CTR. NetZero shall have the right, at its expense, to audit LookSmart's books and records for the sole purpose of verifying the number of Referrals previously reported and the NetZero CTR and the Industry CTR. Such audits will be made not more than twice per year, on not less than ten (10) days written notice, during regular business hours, by auditors reasonably acceptable to LookSmart; provided, the twice per year limitation shall not apply to audits related to the Industry and NetZero CTR. If the auditor's figures reflect a number different than those reported by LookSmart, the party benefited by the error shall immediately pay the other party the difference in CPM Revenues or CTR percentages arising from such error. Information revealed to the auditors shall be kept confidential by such auditors, and such auditors will sign customary confidentiality agreements if requested by LookSmart.

         4. CO-MARKETING EFFORTS. The parties shall meet from time to time to mutually determine what co-marketing efforts should be made to further the purpose of this Agreement.

*Confidential treatment is requested for conditional information enclosed in the brackets and underlined.

                                                                              6

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         5. DEMOGRAPHIC INFORMATION. Except as provided below and excluding personal identifying information, NetZero agrees to provide LookSmart with the demographic and consumer data which NetZero collects during registration and compiles from its subscribers accessing the Co-branded Start Page for the sole purpose of enabling LookSmart to better target content, e-commerce and advertising opportunities to NetZero's subscribers. LookSmart agrees that such data is proprietary to NetZero and in no event shall LookSmart disclose, analyze, compile, sell or otherwise use such data for any other purpose. Furthermore, NetZero's obligation to provide such data and LookSmart's use of such data shall be subject in all respects to, and shall comply with, all current and future applicable laws, rules, regulations and orders regarding the collection, retention, use, dissemination and confidentiality of such data, and to all current and future policies and procedures of NetZero regarding the same. NetZero shall not use its policies and procedures to deny LookSmart access to the data referred to above unless such policies and procedures are reasonably designed to ensure NetZero's compliance with current and future applicable laws, rules, regulations or orders.

         6. OWNERSHIP. NetZero acknowledges and agrees that, as between LookSmart and NetZero, LookSmart owns all title to, and all ownership rights in, any LookSmart trademarks, the LookSmart Site and all aspects of the Co-branded Site, the Search Page and the Co-branded Services which are solely created and/or contributed by LookSmart, including without limitation the underlying software but excluding any NetZero brand features which are the sole property of NetZero. LookSmart acknowledges and agrees that, as between LookSmart and NetZero, NetZero owns all title to, and all ownership rights in, the NetZero ISP Service, the NetZero Software (including without limitation the AdVantage Window), any NetZero trademarks and all aspects of the Co-branded Site which are solely created and/or contributed by NetZero, including without limitation the underlying software but excluding any LookSmart brand features which are the sole property of LookSmart. Each of NetZero and LookSmart acknowledges and agrees that LookSmart and NetZero shall jointly hold all title to, and ownership rights in, the aspects of the Co-branded Site and Co-branded Services which are jointly created and/or contributed to by both parties, but excluding any NetZero brand features which are the sole property of NetZero and any LookSmart brand features which are the sole property of LookSmart.

         7. TERM AND RIGHT OF FIRST REFUSAL. This Agreement shall have a term ("TERM") of one (1) year from the Effective Date unless terminated earlier in accordance with Section 14. The parties shall, at the request of either party, commence meeting one hundred twenty (120) days prior to the end of the Term to negotiate a new agreement regarding the services provided hereunder. In the event the parties are unable after negotiating in good faith, by the date that is sixty (60) days prior to the end of the Term to agree on a new agreement, NetZero shall be entitled to enter into one or more new agreements with one or more third parties regarding the provision by such third party of services to NetZero similar to those provided by LookSmart hereunder to be effective following the end of the Term; provided, LookSmart shall have a right of first refusal during the period (the "First Refusal Period") commencing with the date that is sixty (60) days prior to the end of the Term and ending with the date that is thirty (30) days prior to the end of the Term with respect to any such new agreements. If NetZero intends to enter


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into an agreement with a third party or parties during the First Refusal Period, it shall provide LookSmart with written notice (the "Notice") of the proposed new agreement, including all relevant terms and conditions thereof. LookSmart shall exercise such right of first refusal, if at all, by written notice to NetZero within five (5) business days after receiving such Notice. If LookSmart timely exercises its right of refusal, NetZero shall be obligated to enter into an agreement with LookSmart under substantially the same terms and conditions set forth in the Notice or otherwise agreed upon by LookSmart and NetZero within five (5) business days of the delivery of such written notice. If LookSmart fails to timely exercise its right of refusal, NetZero shall be free to enter into a new agreement or agreements during the First Refusal Period, as the case may be, on terms and conditions at least as favorable to NetZero as the terms and conditions set forth in the Notice. The entering into such agreement or agreements, or any other agreement or agreements following the termination of the First Refusal Period, by NetZero shall not alter NetZero's and LookSmart's obligations to continue to perform under this Agreement through the end of the Term.

         8. MARKS. LookSmart hereby grants to NetZero a non-exclusive, non-transferable, non-sublicensable license to reproduce and display LookSmart's trademarks, service marks, logos and the like in the United States solely for the purposes specified in this Agreement. NetZero hereby grants LookSmart a non-exclusive, non-transferable, non-sublicensable license to reproduce and display NetZero's trademarks, service marks, logos and the like in the United States solely for the purposes specified in this Agreement. Except as expressly stated herein, neither party shall make any other use of the other party's marks. Furthermore, each party agrees and acknowledges that the use of any of the other party's trademarks, service marks, logos and the like shall not create any right, title or interest in or to the use of such trademarks, service marks, logos and the like and that all such use and goodwill associated therewith shall inure to the benefit of the other party. Upon request of either party, the other party shall provide appropriate attribution of the use of the requesting party's marks. All licenses granted hereunder shall terminate automatically upon the effective date of expiration or termination of this Agreement.

         9. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants as follows:

                  a. CORPORATE POWER. Such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  b. DUE AUTHORIZATION. Such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

                  c. BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon it and enforceable with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be


                                                                               8

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bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  d.       INTELLECTUAL PROPERTY RIGHTS.

                           i. NetZero (i) has the full and exclusive right to permit LookSmart to utilize NetZero's intellectual property, including any trademark, service mark, graphics, logos or other material provided to LookSmart hereunder, to the extent contemplated by this Agreement,
         (ii) is the sole owner or is a valid licensee of the NetZero Software and the AdVantage Window, and (iii) NetZero is aware of no claims by any third parties adverse to any of such intellectual property rights, including the NetZero Software and the AdVantage Window.

                           ii. LookSmart (i) has the full and exclusive right to grant or otherwise permit NetZero to access the Co-branded Site (including the Co-branded Start Page) and the Co-branded Services, and to use LookSmart's intellectual property, including any trademark, service mark, graphics, logos or other material provided to NetZero hereunder, to the extent contemplated by this Agreement, (ii) is the sole owner or is a valid licensee of the software underlying the Co-branded Site, and (iii) LookSmart is aware of no claims by any third parties adverse to any of such intellectual property rights, including any software underlying the Co-branded Site.

                           iii. If either party's (the "INFRINGING PARTY") intellectual property rights are alleged or held to infringe the intellectual property rights of a third party, the Infringing Party shall, at its own expense, and in its sole discretion, (1) procure for the non-Infringing Party the right to continue to use the allegedly infringing intellectual property or (2) replace or modify the intellectual property to make it non-infringing.

The representations and warranties and covenants in this Section 9 are continuous in nature and shall be deemed to have been given by each party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

         10. LIMITATION OF WARRANTY. EXCEPT AS EXPRESSLY WARRANTED IN SECTION 9 ABOVE, EACH PARTY EXPRESSLY DISCLAIMS ANY FURTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ITS WEB-SITE, THE NETZERO SOFTWARE, THE NETZERO ISP SERVICE, THE CO-BRANDED SITE, THE CO-BRANDED SERVICES, AND THE CO-BRANDED START PAGE AND NEITHER PARTY SHALL BE LIABLE FOR THE CONSEQUENCES OF ANY


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

INTERRUPTIONS, DOWNTIME, NON-PERFORMANCE OR ERRORS RELATED THERETO.

         11.      INDEMNIFICATION.

                  a. MUTUAL INDEMNITY. Each party (in such case, the "INDEMNIFYING PARTY") will at all times defend, indemnify and hold harmless the other party (in such case, the "INDEMNIFIED PARTY") and the Indemnified Party's officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to the Indemnifying Party's breach of any express representations and warranties set forth in Section 10 of this Agreement. In addition, (i) NetZero shall indemnify LookSmart, its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to the operation, provision or maintenance of the NetZero ISP Service, the ISP Software, the AdVantage Window, or any other services offered by NetZero, and (ii) LookSmart shall indemnify NetZero, its officers, directors, shareholders, employees, accountants, attorneys, agents, successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to the operation, provision or maintenance of services offered by LookSmart on the Co-branded Site (other than services or products offered by NetZero). The Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, action or demand for which indemnity is claimed. The Indemnifying Party shall have the right, but not the obligation, to control the defense and/or settlement of any claim in which it is named as a party and which arises as a result of its breach of any warranty, representation, covenant or agreement under this Agreement. The Indemnified Party shall have the right to participate in any defense of a claim by the Indemnifying Party with counsel of the Indemnified Party's choice at its own expense. The foregoing indemnity is conditioned upon; prompt written notice by the Indemnified Party to the Indemnifying Party of any claim, action or demand for which indemnity is claimed; complete control of the defense and settlement thereof by the Indemnifying Party; and such reasonable cooperation by the Indemnified Party in the defense as the Indemnifying Party may request.

                  b. SETTLEMENT. Neither party shall, without the prior written consent of the other party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim unless the settlement, compromise or consent provides for and includes an express, unconditional release of all claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, against the indemnified party.

         12.      CONFIDENTIALITY, PRESS RELEASES.

                  a. NON-DISCLOSURE AGREEMENT. The parties agree and acknowledge that, as a result of negotiating, entering into and performing this Agreement, each party has and will have access to certain of the other party's Confidential Information (as


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

defined below). Each party also understands and agrees that misuse and/or disclosure of that information could adversely affect the other party's business. Accordingly, the parties agree that, during the Term of this Agreement and thereafter, each party shall use and reproduce the other party's Confidential Information solely for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either party to disclose Confidential Information of the other party if required to do so under law (including compliance with any applicable federal or state securities laws) or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior written notice and the disclosing party has sought all commercially reasonable safeguards against any further dissemination prior to such disclosure.

                  b. CONFIDENTIAL INFORMATION DEFINED. As used in this Agreement, the term "Confidential Information" refers to: (i) each party's trade secrets, business plans, strategies, methods and/or practices; and (ii) other information relating to either party that is not generally known to the public, including information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to either party without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by either party's employees or agents provided that such party can show that those same employees or agents had no access to the Confidential Information received hereunder.

                  c. PRESS RELEASES. Except to the extent permitted pursuant to the last sentence of paragraph (a) above and except for disclosure to investors or potential investors (including disclosures to federal and state regulatory agencies in connection therewith), in no event shall either party, its employees, consultants or affiliates disclose to any third parties or make any press release or any public announcement relating in any way whatsoever to the financial provisions of this Agreement, including but not limited to the individual or aggregate payments to be made to NetZero hereunder and the CPM for Referrals, without the express prior written consent of the other party; provided, however, following the initial press release NetZero and LookSmart may reference the financial term as "a multi million dollar deal", specifically and only. The parties agree to cooperate with one another to determine the content of the initial press release relating to this Agreement and to issue such press release on or about the commercial launch of the Co-branded Start Page.

         13.      TERMINATION.

                  a. TERMINATION. Either party may terminate this Agreement if
(i) the other party files a petition for bankruptcy or is adjudicated bankrupt;
(ii) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (iii) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (iv) a receiver is appointed for the other party or its business; (v) upon the occurrence of a material breach of a material provision by the other party if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; or (f) by mutual consent of the parties. In addition, if LookSmart fails to pay any CPM Revenues within ten (10) calendar days following written notice that payment is delinquent and without any limitation on NetZero's remedies, NetZero shall have the right, at its option, to (a) immediately terminate this Agreement on delivery of written notice to LookSmart or (b) switch its default start page and search page to any other start or search page of its choice until LookSmart has cured such delinquency.

                  b. EFFECT OF TERMINATION. Upon such termination, (i) LookSmart shall remove the Co-branded Site, (ii) each party shall promptly deliver to the other party all originals and copies of any of the other party's content or material provided by the other party hereunder, and (iii) if at the time of termination, NetZero has failed to deliver at least [***] Referrals for any reason other than a reason primarily attributable to LookSmart including, without limitation, LookSmart's failure to develop and operate the Co-branded Site as set forth herein, NetZero shall promptly return to LookSmart a pro-rata portion of the advance payments made pursuant to Section 2(d) determined by multiplying the aggregate amount of any such advance payments by a ratio determined by dividing the number of actual Referral actually delivered by NetZero during such period by [***]. Each party shall ensure that such materials have been erased from all computer memories and storage devices within its possession or control.

         14. FORCE MAJEURE. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

         15. RELATIONSHIP OF PARTIES. NetZero and LookSmart are independent contractors under this Agreement, and nothing herein shall be construed to create a partnership, joint venture or agency relationship between NetZero and LookSmart. Neither party has authority to enter into agreements of any kind on behalf of the other.

         16. ASSIGNMENT. Neither LookSmart nor NetZero may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior

*Confidential treatment is requested for confidential information enclosed in the brackets and underlined.

written consent of the other. Notwithstanding the foregoing, each party may assign this Agreement to any successor of such party.

         17. CHOICE OF LAW AND FORUM. This Agreement, its interpretation, performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of State of California applicable to contracts entered into and wholly to be performed within said State. Each of NetZero and LookSmart hereby consents to the personal jurisdiction of the State of California, acknowledges that venue is proper in any state or Federal court in the State of California, agrees that any action related to this Agreement must be brought in a state or Federal court in the State of California, and waives any objection it has or may have in the future with respect to any of the foregoing.

         18. GOOD FAITH. The parties agree to act in good faith with respect to each provision of this Agreement and any dispute that may arise related hereto.

         19. COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

         20. NO WAIVER. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         22. SEVERABILITY. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         23. NOTICES. All notice required to be given under this Agreement must be given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

                If to LookSmart:  LookSmart, Ltd.
                                  487 Bryant Street
                                  San Francisco, CA 94107
                                  Attention: SVP, Sales

                                  with a copy to:

                                  Wilson Sonsini Goodrich & Rosati
                                  650 Page Mill Road
                                  Palo Alto, CA 94304
                                  Facsimile: (650) 493-6811
                                  Attention: Hank Barry

                If to NetZero:    NetZero, Inc.
                                  31416 Agoura Road #150
                                  Westlake Village, CA 91362
                                  Attention: President; General Counsel

                                  with a copy to:

                                  Brobeck, Phleger & Harrison LLP
                                  38 Technology Drive
                                  Irvine, California 92618
                                  Facsimile: (949) 790-6301
                                  Attention: Kevin D. DeBre, Esq.

         24. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements between LookSmart and NetZero concerning the subject matter, and cannot be amended except by a writing signed by both parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

         25. LIMITATIONS OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH DAMAGES ARE FORESEEABLE OR THAT PARTY HAS BEEN ADVISED OR HAS CONSTRUCTIVE KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM SUCH PARTY'S PERFORMANCE OR NON-PERFORMANCE PURSUANT TO ANY PROVISION OF THIS AGREEMENT OR THE OPERATION OF SUCH PARTY'S SITE (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, HOWEVER, THIS SECTION SHALL NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR (A) WILLFUL AND MALICIOUS MISCONDUCT; (B) DIRECT DAMAGES TO REAL OR TANGIBLE PERSONAL PROPERTY; (C) BODILY INJURY OR DEATH CAUSED BY NEGLIGENCE; OR (D) INDEMNIFICATION AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.

         26. SURVIVAL. All terms of this Agreement which by their nature extend beyond its termination (including any accrued payment or refund obligations) remain in effect until fulfilled, and apply to respective successors and assigns.

         Executed as of the date first written above.

NetZero, Inc.                                   LookSmart, Ltd.

By:   /s/ Ronald T. Burr                        By:   /s/ Brian J. Conlin
      ---------------------------                     -------------------------
Name:     Ronald T. Burr                        Name:     Brian J. Conlin
          -----------------------                         ---------------------
Title:    President                             Title:    Senior Vice President
          -----------------------                         ---------------------

                 AMENDMENT NO. 1 TO START PAGE AGREEMENT

     This Amendment No. 1 to Start Page Agreement, effective as of the 1st day of September 1999 (the "Effective Date"), is made by and between LookSmart, Ltd., a Delaware corporation with a principal place of business at 487 Bryant Street, San Francisco, CA 94107 ("LOOKSMART"), and NetZero, Inc., a California corporation with a principal place of business at 2555 Townsgate Road, Westlake Village, CA 91361 ("NETZERO"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Start Page Agreement between the parties dated effective April 30, 1999 (the "Existing Agreement").

                                RECITALS

     WHEREAS NetZero and LookSmart are party to the Existing Agreement and have agreed to amend the Existing Agreement as set forth below;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, LookSmart and NetZero hereby agree as follows:

1. Sections 2(e), (f), (g) and (h) of the Existing Agreement are hereby deleted in their entirety and replaced by the following:

     e. Except as set forth in this Section 2, LookSmart shall pay to NetZero [***] per 1,000 Referrals (collectively, "CPM Revenues"). Within twenty (20) days of the end of each month, LookSmart shall provide NetZero with information (as described in Section 3 below) regarding the Referrals and CPM Revenues generated by NetZero during the preceding month and the payment for such CPM Revenues (unless amounts due are covered by prepayment). Delinquent payments shall accrue interest at an annualized rate of 10%. For the purposes of this Agreement, a "Referral" shall mean any instance that (i) the Co-branded Start Page is displayed to a NetZero ISP Service subscriber upon such subscriber's login to the NetZero ISP Service, (ii) the Co-branded Start Page is displayed to a NetZero ISP Service subscriber after such subscriber clicks through the start button in the AdVantage Window so long as such subscriber is not on a page within the Co-branded Site when clicking-through to the Co-branded Start Page or (iii) the Search Page is displayed to such subscriber after such subscriber clicks on the search button located in the AdVantage Window so long as such subscriber is not on a page within the Co-branded Site when clicking-through to the Search Page..

     f. At such time as the CPM Revenues generated during the period commencing October 1, 1999 and ending December 31, 1999 equal [***], the CPM Revenues will be decreased from [***] per 1,000 Referrals to [***] per 1,000 Referrals for all Referrals during such period in excess of [***] (which represents CPM Revenues of [***])*. Effective January 1, 2000, the CPM Revenues for all Referrals following January 1, 2000, shall be [***] per 1,000 Referrals; provided, however, at such time as the CPM Revenues generated during the period commencing January 1, 2000, and ending March 31, 2000 equal [***], the CPM Revenues will be decreased from [***] per 1,000 Referrals to [***] per 1,000 Referrals for all Referrals during such period in excess of [***] (which represents CPM
          Revenues of [***]). At such time as the CPM Revenues generated during the period commencing April 1, 2000 and ending April 30, 2000 equal [***], the CPM Revenues will be decreased from [***] per 1,000 Referrals to [***] per 1,000 Referrals for all Referrals during such period in excess of [***] (which represents CPM
          Revenues of [***]).

2. Section 3 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

---------------------
* Confidential treatment is requested for confidential information enclosed in the brackets and underlined.

3. REPORTING; AUDITING. LookSmart shall provide Netzero with monthly reports regarding the Referrals delivered, along with a statement of CPM Revenues relating to such Referrals. NetZero shall have the right, at its expense, to audit LookSmart's books and records for the sole purpose of verifying the number of Referrals previously reported. Such audits will be made not more than twice per year, on not less than ten (10) days written notice, during regular business hours, by auditors reasonably acceptable to LookSmart. If the auditor's figures reflect a number different than those reported by LookSmart, the party benefited by the error shall immediately pay the other party the difference in CPM Revenues arising from such error. Information revealed to the auditors shall be kept confidential by such auditors, and such auditors will sign customary confidentiality agreements if requested by LookSmart.

3. Section 7 of the Existing Agreement is hereby deleted in its entirety and replaced by the following:

     7. TERM. This Agreement shall have a term ("TERM") through April 30, 2000 unless terminated earlier in accordance with Section 14 or as provided in this Section 7. NetZero shall have the option, at its convenience and without cause, to terminate this Agreement prior to the end of the Term by delivering written notice to LookSmart; provided, however, NetZero may not exercise such right to deliver notice prior to the first date that the CPM Revenues are decreased below [***] per 1,000 pursuant to the terms of Section 2 (e.g., at the latest, January 1, 2000 or, if earlier, on such date as the CPM Revenue payment obligation drops to [***] per 1,000). The effective date of such termination shall be as specified in the written notice but shall in no event be less than forty five (45) days following delivery of such written notice. The delivery of written notice shall not affect either party's obligation to continue performance hereunder through the effective date of termination, nor shall it relieve a party of its obligations (including payment obligations) incurred prior to the effective date of termination or which survive the termination of this Agreement.

4. Section 13(b) is hereby deleted in its entirety and replaced with the following:

     b. EFFECT OF TERMINATION. Upon such termination (including termination pursuant to Section 7), (i) LookSmart shall remove the Co-branded Site and (ii) each party shall promptly deliver to the other party all originals and copies of any of the other party's content or
          material provided by the other party hereunder.   Each party shall
          ensure that such materials have been erased from all computer memories and storage devices within its possession or control.

5. Section 23 of the Existing Agreement is hereby deleted in its entirety and replaced by the following:

---------------------
* Confidential treatment is requested for confidential information enclosed in the brackets and underlined.

23. NOTICES. All notice required to be given under this Agreement must be given in writing and delivered either in hand, by certified mail, return receipt requested, postage pre-paid, or by Federal Express or other recognized overnight delivery service, all delivery charges pre-paid, and addressed:

       If to LookSmart:    LookSmart, Ltd.
                           487 Bryant Street
                           San Francisco, CA 94107
                           Attention:  SVP, Sales

       With a copy to:     Senior Counsel at the same address

       If to NetZero:      NetZero, Inc.
                           2555 Townsgate Road
                           Westlake Village, CA  91362
                           Attention: President; General Counsel

                           With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           38 Technology Drive
                           Irvine, California 92618
                           Facsimile: (949) 790-6301
                           Attention:  Kevin DeBre, Esq.


6. Each of the parties represents to the other in connection with the execution and delivery of this Amendment that it is not aware of any breach by the other party of the Existing Agreement. Each of the parties agrees that, except for disclosures to, and filings with, the Securities and Exchange Commission; disclosures to potential investors, advisors and others who have a reasonable need to know, and disclosures that may be required under GAAP or relevant laws or regulations, that it will not make any press release or other similar announcement with respect to the financial terms of this Amendment.

7. LookSmart agrees to pay NetZero by wire transfer (a) concurrently with the execution of this Amendment the sum of [***], (b) on January 1, 2000 the sum of [***] and (c) on April 1, 2000 the sum of [***]. Such amounts shall be a prepayment against payments to be made under the Existing Agreement, as revised by this Amendment. If, due to NetZero's termination under Section 7 of the Existing Agreement (as amended by this Amendment), at the effective date of such termination a portion of any of the foregoing amounts have been paid to NetZero but are still unearned because NetZero has not generated the [***] that give rise to the payment obligations,

---------------------
* Confidential treatment is requested for confidential information enclosed in the brackets and underlined.

     LookSmart shall be entitled to a refund of the unearned amount. If NetZero gives notice of its intent to terminate this Agreement under
     Section 7 of the Existing Agreement (as amended by this Amendment) and one of the payments referenced above becomes payable after the date of notice but prior to the effective date of termination, LookSmart's payment obligation shall be decreased. The amount of the payment shall be reduced by multiplying the payment by a fraction, the numerator of which is the number of days remaining from the due date of the payment to the effective date of termination and the denominator of which is the number of days in the period for which the prepayment applies.

8. Except as specifically set forth herein, the Existing Agreement shall remain unaffected by this Amendment and shall remain in full force and effect.

This Agreement has been executed to be effective as of the date first written above.

NetZero, Inc.                           LookSmart, Ltd.

By: /s/ Mark R. Goldston                By: /s/ Brian J. Cowling
   ------------------------------          ------------------------------

Name: Mark R. Goldston                  Name: Brian J. Cowling
     ----------------------------            ----------------------------

Title: Chief Executive Officer          Title: Senior Vice President
      ---------------------------             ---------------------------